Exhibit 99.1
FOR IMMEDIATE RELEASE
Emdeon Reports First Quarter 2011 Results
•	Revenue of $271.5 million, increased 14.4% over first quarter 2010
•	Non-GAAP Adjusted EBITDA of $68.8 million, increased 10.4% over first quarter 2010
•	Recent EquiClaim acquisition expands payment integrity solutions with leading healthcare audit and recovery services for commercial and government payers
NASHVILLE, Tenn. (May 5, 2011) – Emdeon Inc. (NYSE: EM), a leading provider of healthcare revenue and payment cycle management and clinical information exchange solutions, today announced financial results for the first quarter ended March 31, 2011, as summarized below:

			%
(In millions, except per share amts)	1Q 11	1Q 10	Change
Revenue	$271.5	$237.3	14.4%
Net Income	$7.3	$4.3	70.7%
Earnings per share (diluted)	$0.05	$0.02	150.0%
Non-GAAP Adjusted EBITDA	$68.8	$62.4	10.4%
Non-GAAP Adjusted EPS	$0.23	$0.21	9.5%
Non-GAAP fully diluted shares	123.2	121.3	1.5%
“We are pleased with our financial results for the first quarter. Across the board, our businesses performed according to plan and we continued to see solid growth in our revenue cycle management and payment services solutions,” said George Lazenby, Emdeon’s chief executive officer. “In addition, the market reception of our recently acquired revenue cycle management services, including Chamberlin Edmonds’ eligibility and enrollment solutions, has been positive and we are beginning to see success in cross-selling these services.”
Lazenby continued, “In addition, we recently announced the acquisition of EquiClaim, whose payment integrity solutions and strong management team are a welcome addition to Emdeon. This acquisition represents another important step in our strategic efforts to provide a comprehensive suite of payment integrity solutions to our customers.”
First quarter revenue was $271.5 million, an increase of 14.4%, compared to $237.3 million for the same period in 2010, as a result of recent acquisitions and organic growth. GAAP operating income for the first quarter of 2011 was $23.7 million compared to $30.8 million for the same period in 2010, a decrease of 23.3%, primarily due to higher depreciation and amortization expense related to 2010 acquisitions and capital expenditures. First quarter Non-GAAP Adjusted EBITDA grew 10.4% to $68.8 million, or 25.4% of revenue, from Non-GAAP Adjusted EBITDA of $62.4 million, or 26.3% of revenue, in the comparable period in 2010. The decrease in Non-GAAP Adjusted EBITDA as a percentage of revenue was primarily due to increased investment in new product and service initiatives combined with revenue mix changes, including the impact of recent acquisitions.

GAAP net income (before noncontrolling interest) for the first quarter of 2011 was $7.3 million compared to GAAP net income of $4.3 million for the same period in 2010. GAAP net income per diluted share for the first quarter of 2011 was $0.05 compared to $0.02 for the same period in 2010. Non-GAAP Adjusted Net Income per fully diluted share for the first quarter of 2011 was $0.23, using a weighted average fully diluted share count of 123.2 million, compared to $0.21, using a weighted average fully diluted share count of 121.3 million, for the same period in 2010.
A reconciliation of Emdeon’s financial results determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP) to certain non-GAAP financial measures has been provided in the financial statement tables included in this release to supplement its unaudited condensed consolidated financial statements presented on a GAAP basis. An explanation of these non-GAAP measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”
Financial Outlook
Emdeon maintained its previously announced 2011 annual financial outlook ranges of $1.105 to $1.135 billion for revenue, $300 to $310 million for Non-GAAP Adjusted EBITDA and $1.00 to $1.06 for Non-GAAP Adjusted Net Income per fully diluted share (using a weighted average share count of 124.0 million).
Notice of Conference Call and Webcast
Emdeon will conduct a conference call/webcast for investors and institutional analysts on Thursday, May 5, 2011 at 5:00 pm Eastern Time/4:00 pm Central Time to discuss Emdeon’s financial results.
To access Emdeon’s live conference call and webcast, dial 866-831-6224 (617-213-8853 for international calls) using conference code 66554525 or visit the Investors section of Emdeon’s website: www.emdeon.com. Please go to the website at least 15 minutes prior to the event to register, download and install any necessary audio/video software to access the webcast. For those unable to listen to the live broadcast, a conference call replay will be available for one week following the conference call by calling 888-286-8010 (617-801-6888 for international calls) using conference code 67368789. A webcast replay will also be archived on Emdeon’s website for at least 30 days following the conference call.
About Emdeon
Emdeon is a leading provider of revenue and payment cycle management and clinical information exchange solutions, connecting payers, providers and patients in the U.S. healthcare system. Emdeon’s product and service offerings integrate and automate key business and administrative functions of its payer and provider customers throughout the patient encounter. Through the use of Emdeon’s comprehensive suite of products and services, which are designed to easily integrate with existing technology infrastructures, customers are able to improve efficiency, reduce costs, increase cash flow and more efficiently manage the complex revenue and payment cycle and clinical information exchange processes. For more information, visit www.emdeon.com.

Forward-Looking Statements
Statements made in this press release that express Emdeon’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which Emdeon intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements may include information concerning Emdeon’s possible or assumed future results of operations, including descriptions of Emdeon’s revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to Emdeon’s operations and business environment, all of which are difficult to predict and many of which are beyond Emdeon’s control. Although Emdeon believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Emdeon’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including but not limited to: effects of competition, including competition from entities that are customers for certain of Emdeon’s products and services; Emdeon’s ability to maintain relationships with its customers and channel partners; Emdeon’s ability to effectively cross-sell its products and services to existing customers and to continue to generate revenue and maintain profitability by developing or acquiring and successfully deploying new or updated products and services; pricing pressures on Emdeon’s products and services; the anticipated benefits from acquisitions not being fully realized or not being realized within the expected time frames; and general economic, business or regulatory conditions affecting the healthcare information technology and services industries; as well as the other risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in Emdeon’s Annual Report on Form 10-K for the year ended December 31, 2010, as well as Emdeon’s periodic and other reports, filed with the Securities and Exchange Commission.
You should keep in mind that any forward-looking statement made by Emdeon herein, or elsewhere, speaks only as of the date on which made. Emdeon expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in Emdeon’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
# # #
Contacts:
Investor Relations
Tommy Lewis
615.932.3235
tlewis@emdeon.com

Emdeon Inc.
Condensed Consolidated Statements of Operations
(unaudited and amounts in thousands, except share and per share amounts)

	For the Three Months
	Ended March 31,
	2011	2010
Revenue	$271,499	$237,279
Costs and expenses:
Cost of operations (exclusive of depreciation and amortization below)	169,254	143,986
Development and engineering	8,904	8,554
Sales, marketing, general and administrative	31,647	26,119
Depreciation and amortization	38,022	27,775

Operating income	23,672	30,845
Interest income	(3)	(3)
Interest expense	12,629	15,665
Other	(1,403)	290

Income before income tax provision	12,449	14,893
Income tax provision	5,174	10,630

Net income	7,275	4,263
Net income attributable to noncontrolling interest	2,881	2,374

Net income attributable to Emdeon Inc.	$4,394	$1,889

Net income per share Class A common stock:
Basic	$0.05	$0.02

Diluted	$0.05	$0.02

Weighted average common shares outstanding:
Basic	90,987,352	90,461,968

Diluted	91,246,531	90,468,057

Emdeon Inc.
Condensed Consolidated Balance Sheets
(unaudited and amounts in thousands, except share amounts)

	March 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$135,084	$99,188
Accounts receivable, net of allowance for doubtful accounts of $ 5,756 and $5,394 at March 31, 2011 and December 31, 2010, respectively	175,709	174,191
Deferred income tax assets	7,171	7,913
Prepaid expenses and other current assets	25,895	25,020

Total current assets	343,859	306,312
Property and equipment, net	229,879	231,307
Goodwill	908,008	908,310
Intangible assets, net	1,013,053	1,035,886
Other assets, net	9,298	9,750

Total assets	$2,504,097	$2,491,565

Liabilities and equity
Current liabilities:
Accounts payable	$8,232	$4,732
Accrued expenses	111,239	112,245
Deferred revenues	13,161	12,130
Current portion of long-term debt	12,493	12,494

Total current liabilities	145,125	141,601
Long-term debt, excluding current portion	934,969	933,749
Deferred income tax liabilities	199,595	200,357
Tax receivable agreement obligations to related parties	137,964	138,533
Other long-term liabilities	17,514	22,037
Commitments and contingencies
Equity:
Preferred stock (par value, $0.00001), 25,000,000 shares authorized and 0 shares issued and outstanding	—	—
Class A common stock (par value, $0.00001), 400,000,000 shares authorized and 91,127,779 and 91,064,486 shares outstanding at March 31, 2011 and December 31, 2010, respectively	1	1
Class B common stock, exchangeable (par value, $0.00001), 52,000,000 shares authorized and 24,689,142 shares outstanding at March 31, 2011 and December 31, 2010	—	—
Additional paid-in capital	743,458	738,888
Contingent consideration	1,955	1,955
Accumulated other comprehensive loss	(1,937)	(2,569)
Retained earnings	57,644	53,250

Emdeon Inc. equity	801,121	791,525
Noncontrolling interest	267,809	263,763

Total equity	1,068,930	1,055,288

Total liabilities and equity	$2,504,097	$2,491,565

Emdeon Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited and amounts in thousands)

	For the Three Months
	Ended March 31,
	2011	2010
Operating activities
Net income	$7,275	$4,263
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,022	27,775
Equity compensation expense	5,573	3,675
Deferred income tax expense	—	4,666
Amortization of debt discount and issuance costs	3,455	3,135
Amortization of discontinued cash flow hedge from other comprehensive loss	922	1,453
Change in contingent consideration	(1,403)	290
Change in fair value of interest rate swap (not subject to hedge accounting)	(2,556)	—
Other	5	281
Changes in operating assets and liabilities:
Accounts receivable	(1,519)	3,347
Prepaid expenses and other	1,209	1,646
Accounts payable	4,766	(2,434)
Accrued expenses and other liabilities	5,104	3,173
Deferred revenues	1,031	14
Tax receivable agreement obligations to related parties	(2,913)	(1,480)

Net cash provided by operating activities	58,971	49,804

Investing activities
Purchases of property and equipment	(19,654)	(12,949)
Payments for acquisitions, net of cash acquired	—	(26,444)

Net cash used in investing activities	(19,654)	(39,393)
Financing activities
Debt principal payments	(2,138)	(1,888)
Other	(1,283)	(104)

Net cash used in financing activities	(3,421)	(1,992)

Net increase in cash and cash equivalents	35,896	8,419
Cash and cash equivalents at beginning of period	99,188	211,999

Cash and cash equivalents at end of period	$135,084	$220,418

Segment Information
(unaudited and amounts in thousands)

	For the Three Months Ended March 31, 2011
				Corporate &
	Payer	Provider	Pharmacy	Eliminations	Consolidated
Revenue from external customers
Claims management	$47,554	$—	$—	$—	$47,554
Payment services	62,236	—	—	—	62,236
Patient statements	—	63,517	—	—	63,517
Revenue cycle management	—	69,854	—	—	69,854
Dental	—	7,733	—	—	7,733
Pharmacy services	—	—	20,605	—	20,605
Inter-segment revenue	856	116		(972)	—

Net revenue	110,646	141,220	20,605	(972)	271,499
Costs and expenses:
Cost of operations	75,328	86,170	8,663	(907)	169,254
Development and engineering	2,858	4,320	1,726	—	8,904
Sales, marketing, general and administrative	6,813	10,516	1,301	13,017	31,647

Segment contribution (1)	$25,647	$40,214	$8,915	$(13,082)	61,694

Depreciation and amortization					38,022
Interest income					(3)
Interest expense					12,629
Other					(1,403)

Income before income tax provision					$12,449

	For the Three Months Ended March 31, 2010
				Corporate &
	Payer	Provider	Pharmacy	Eliminations	Consolidated
Revenue from external customers
Claims management	$45,148	$—	$—	$—	$45,148
Payment services	56,820	—	—	—	56,820
Patient statements	—	66,589	—	—	66,589
Revenue cycle management	—	41,089	—	—	41,089
Dental	—	7,937	—	—	7,937
Pharmacy services	—	—	19,696	—	19,696
Inter-segment revenue	873	87	—	(960)	—

Net revenue	102,841	115,702	19,696	(960)	237,279
Costs and expenses:
Cost of operations	66,631	71,558	6,725	(928)	143,986
Development and engineering	2,975	3,864	1,715	—	8,554
Sales, marketing, general and administrative	6,959	6,890	1,558	10,712	26,119

Segment contribution (1)	$26,276	$33,390	$9,698	$(10,744)	58,620

Depreciation and amortization					27,775
Interest income					(3)
Interest expense					15,665
Other					290

Income before income tax provision					$14,893

(1)	Segment contribution has been reduced by equity-based compensation expense of $5,573 and $3,675 for the three months ended March 31, 2011 and 2010, respectively. Segment contribution without such equity-based compensation expense would have been $67,267 and $62,295 for the three months ended March 31, 2011 and 2010, respectively.

Explanation of Non-GAAP Financial Measures
Emdeon’s management believes that, in order to properly understand Emdeon’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-operating items, when used as a supplement to financial performance measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These items result from facts and circumstances that vary in frequency and/or impact continuing operations. In addition, management uses results of operations before such excluded items to evaluate the operational performance of Emdeon as a basis for strategic planning and, in the case of Adjusted EBITDA, as a performance evaluation metric in determining achievement of certain executive and management incentive compensation programs. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition to the description provided below, reconciliations of GAAP to non-GAAP results are provided in the financial statement tables included in this release.
In this release, Emdeon defines Adjusted EBITDA as EBITDA (which is defined as net income before income tax provision (benefit), net interest expense and depreciation and amortization), plus certain other non-cash or non-operating items (collectively, “EBITDA Adjustments”).
In this release, Emdeon defines Adjusted Net Income as the sum of (i) GAAP net income, (ii) EBITDA Adjustments, (iii) non-cash interest expense and (iv) depreciation and amortization expense resulting from adjustments of assets to fair value in connection with acquisition accounting, less income taxes computed based on a normalized income tax rate. Emdeon defines Adjusted Net Income per fully diluted share as the quotient of Adjusted Net Income and weighted average shares outstanding, assuming all potentially dilutive securities (except for contingently issuable shares subject to performance conditions and shares or other potentially dilutive securities not otherwise contemplated in the share denominator utilized in the applicable year’s financial outlook range) are fully dilutive and outstanding shares from their date of grant or issuance.
To properly evaluate Emdeon’s business, Emdeon encourages investors to review the GAAP financial information included in this release, and not rely on any single financial measure to evaluate Emdeon’s business. Emdeon also strongly encourages investors to review the reconciliation of GAAP net income and GAAP net income per diluted share to the applicable non-GAAP measures of Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per fully diluted share. These non-GAAP measures, as Emdeon defines them, may not be similar to non-GAAP measures used by other companies.
Management uses Adjusted EBITDA and Adjusted Net Income per fully diluted share to facilitate a comparison of Emdeon’s operating performance on a consistent basis from period to period that, when viewed in combination with Emdeon’s GAAP results, management believes provides a more complete understanding of factors and trends affecting Emdeon’s business than GAAP measures alone. Management believes these non-GAAP measures assist Emdeon’s board of directors, management, lenders and investors in comparing Emdeon’s operating performance on a consistent basis because they remove where applicable, the impact of Emdeon’s capital structure, asset base, acquisition accounting, non-cash charges and non-operating items from Emdeon’s operations.
Emdeon also presents Adjusted EBITDA and Adjusted Net Income per fully diluted share on a forward-looking basis as part of its Financial Outlook for 2011. Emdeon is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because management cannot predict, with sufficient reliability, contingent payments relating to past and possible future acquisitions, changes in the fair value of Emdeon’s interest rate swap agreement and the effect on income taxes of these and other items attributable to Emdeon’s capital structure, all of which are difficult to estimate and primarily dependent on future events.

Emdeon Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(unaudited and amounts in thousands)

	For the Three Months
	Ended March 31,
	2011	2010
Net income	$7,275	$4,263
Interest expense, net	12,626	15,662
Income tax provision	5,174	10,630
Depreciation and amortization	38,022	27,775

EBITDA	63,097	58,330

Equity-based compensation	5,573	3,675
Acquisition method adjustments	—	176
Facilities consolidation costs	96	430
Acquisition-related costs	1,237	939
Tax receivable agreements change in estimate	226	(1,480)
Contingent consideration adjustments	(1,403)	290

EBITDA Adjustments	5,729	4,030

Adjusted EBITDA	$68,826	$62,360

Emdeon Inc.
Reconciliation of GAAP Net Income to Adjusted Net Income
(unaudited and amounts in thousands)

	For the Three Months
	Ended March 31,
	2011	2010
Net income	$7,275	$4,263
Income tax provision	5,174	10,630
EBITDA Adjustments	5,729	4,030
Non-cash interest expense	2,569	4,588
Depreciation and amortization resulting from acquisition method adjustments	26,086	19,176

Adjusted net income before income taxes	46,833	42,687
Normalized income tax provision	18,499	16,861

Adjusted Net Income	$28,334	$25,826

Emdeon Inc.
Reconciliation of GAAP Net Income Per Diluted Share of Class A Common Stock to
Adjusted Net Income Per Fully Diluted Share(1)
(unaudited)

	For the Three Months
	Ended March 31,
	2011	2010
Net income per diluted share of Class A common stock	$0.05	$0.02
Impact of assuming full dilution of all outstanding equity instruments for the period	0.01	0.01
Adjustments on a per share basis:
Income tax provision	0.04	0.09
EBITDA Adjustments	0.05	0.03
Non-cash interest expense	0.02	0.04
Depreciation and amortization resulting from acquisition method adjustments	0.21	0.16

Adjusted net income before income taxes	0.38	0.35
Normalized income tax provision	0.15	0.14

Adjusted Net Income per fully diluted share	0.23	$0.21

(1)	The calculation of Adjusted Net Income per fully diluted share assumes the following equity- based instruments were fully converted into Class A common stock on their date of issuance:

	(shares in thousands)
	For the Three Months
	Ended March 31,
Weighted average of:	2011	2010
Class A shares outstanding	90,987	90,462
Class B shares outstanding	24,482	24,725
Restricted stock units outstanding	792	572
Options to purchase Class A shares outstanding	6,907	5,536

Shares assumed in Adjusted Net Income per fully diluted share calculation	123,168	121,295